UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2023

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of Principal Executive Offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2023, Clene Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC (“Canaccord”) as underwriter, pursuant to which the Company agreed to issue and sell, in an equity offering (the “Offering”), an aggregate of (i) 50,000,000 shares of its common stock, par value $0.0001 per share (“Common Stock”), (ii) warrants to purchase up to 50,000,000 shares of Common Stock at an exercise price of $1.10 per whole share of Common Stock (the “Tranche A Warrants”), and (iii) warrants to purchase up to 50,000,000 shares of Common Stock at an exercise price of $1.50 per whole share of Common Stock (the “Tranche B Warrants,” and collectively with the Tranche A Warrants, the “Warrants”). The shares of common stock and Warrants will be sold in units, with each unit consisting of one share of Common Stock, one Tranche A Warrant, and one Tranche B Warrant. Each unit will be sold at a public offering price of $0.80 per unit. The shares of Common Stock and the accompanying Warrants will be issued separately but can only be purchased together in the Offering. Canaccord is acting as the sole bookrunner in the Offering and Maxim Group LLC and EF Hutton, division of Benchmark Investments, LLC, are acting as co-managers in the Offering.

The Tranche A Warrants will be exercisable immediately, in whole or in part, and will expire on the earlier of (i) sixty (60) days following the date of the Company’s public announcement that the filing of a New Drug Application (“NDA”) for CNM-Au8 has been accepted by the U.S. Food and Drug Administration (“FDA”), which announcement shall be made promptly after receipt of such NDA acceptance (or, if such date is not a business day, then the next business day following such date), or (ii) June 16, 2026. The Tranche B Warrants will be exercisable immediately, in whole or in part, and will expire on the earlier of (i) sixty (60) days following the date of the Company’s public announcement that an NDA for CNM-Au8 has been approved by the FDA, which announcement shall be made promptly after receipt of such NDA approval (or, if such date is not a business day, then the next business day following such date), or (ii) June 16, 2030. The Warrants shall not be exercisable to the extent that after giving effect to such issuance as set forth on the applicable notice of exercise, the holder would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Warrant shares issuable upon the holder’s exercise of the Warrants (the “Maximum Percentage”). The holder, upon notice to the Company, may from time to time increase or decrease the Maximum Percentage to any other percentage (not in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Warrant shares issuable upon exercise of the Warrants by the holder if exceeding that limit would result in a change in control under Nasdaq Listing Rule 5635(b) or any successor rule). Any increase in the Maximum Percentage shall not be effective until the 61st day after such notice is delivered to the Company.

The Company estimates the net proceeds from the Offering will be approximately $37,400,000, after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company, and excluding the proceeds, if any, from the exercise of the Warrants issued pursuant to the Offering. The Company cannot predict when or if the Warrants will be exercised, and it is possible the Warrants may expire and/or never be exercised. The underwriters will receive underwriting discounts and commissions equal to 6% of the aggregate gross proceeds from the Offering, and the Company estimates to incur offering expenses of approximately $200,000. Any proceeds that the Company receives from the Offering are expected to be used for expenses primarily related to general corporate purposes, including to fund the clinical development of the Company’s lead drug candidate, CNM-Au8, including for conducting the Company’s on-going and planned clinical trials, potential future commercialization efforts, and future regulatory activities including preparation of regulatory filings; and for additional early-stage research and development activities, business development activities, working capital and other general corporate purposes. The closing of the Offering is expected to occur on June 21, 2023, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933 (the “Securities Act”), as amended, and other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement, Tranche A Warrants, and Tranche B Warrants do not purport to be complete and are qualified in their entirety by reference to the text of the Underwriting Agreement, Form of Tranche A Warrant, and Form of Tranche B Warrant, which are filed as Exhibit 1.1, Exhibit 4.1, and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (file number 333-264299) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2022 and declared effective on April 26, 2022, a related registration statement pursuant to Rule 462(b) (file number 333-272692), filed with the SEC and effective on June 16, 2023, and the Company’s prospectus supplement relating to this transaction, which is expected to be filed with the SEC on June 16, 2023, that forms part of the Registration Statement.

In addition, Canaccord is the Sales Agent under the Company’s Equity Distribution Agreement, dated April 14, 2022.

A copy of the legal opinion of Holland & Knight LLP, relating to the validity of the shares in connection with the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

1

Item 8.01 Other Events.

On June 15, 2023, the Company issued a press release announcing the launch of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 16, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 8.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated June 16, 2023, by and between Clene Inc. and Canaccord Genuity LLC.
4.1	Form of Tranche A Warrant.
4.2	Form of Tranche B Warrant.
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1).
99.1	Press Release, dated June 15, 2023.
99.2	Press Release, dated June 16, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: June 16, 2023	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

3